UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2016  (October 3, 2016)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

Suite 1526

New York, NY 10022

(Address of principal executive offices)

(212) 634-6462

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Staffing 360 Solutions, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”), effective October 3, 2016, with Hillair Capital Investments L.P. (“Hillair”) in, which, among other things, Hillair converted an aggregate amount of $980,000 of indebtedness due October 3, 2016 into 890,910 shares of common stock of the Company.  The $980,000 of indebtedness was due pursuant to the Company’s 8% Senior Secured Convertible Debentures, which were issued to Hillair under that certain Securities Purchase Agreement entered into on July 8, 2015 between the Company and Hillair.

The Letter Agreement does not otherwise modify or amend the terms of the Company’s 8% Senior Secured Convertible Debentures, which remain in full effect.  This description is a summary of the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated October 3, 2016, between Staffing 360 Solutions, Inc. and Hillair Capital Investments L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2016	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman